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Exhibit 10.1

TECHNOLOGY SPECIALISTS, INC.

1996 STOCK OPTION PLAN

         Adopted by the Board of Directors on April 11, 1996

        1.    Purpose.

        The purpose of this 1996 Stock Option Plan (this "Plan") of Technology Specialists, Inc., a Pennsylvania corporation (the "Company"), is to provide a means whereby selected directors, officers and employees of the Company may be granted options to purchase shares of Series B Common Stock par value $0.01 per share, of the Company ("Series B Common Stock"), in order to attract or retain the services of such directors, officers and employees by creating incentive compensation that directly relates to the Company's future performance and appreciation in value and to insure that such directors, officers and employees are aligned with the same performance target — the maximization of the Company's value. Except where the context otherwise requires, the term "Company" shall include the parent, if any, and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

        2.    Type of Options and Administration.

          (a)    Types of Options.    Options granted pursuant to this Plan shall be authorized by action of the Board of Directors of the Company (the "Board") (or a committee designated by the Board as hereinafter provided) and may be either incentive stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options") or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. Those provisions of this Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options.

          (b)    Administration.    This Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of this Plan shall be final and conclusive. Subject to the terms and conditions expressly set forth in this Plan, the Board will have the authority, in its sole discretion, to determine all matters relating to the options to be granted under this Plan, including, but not limited to, the selection of the individuals to be granted options, the number of shares of Series B Common Stock to be subject to each option, the exercise price, the conditions with respect to the vesting or exercisability of such options and all other terms and conditions of the options, to adopt and approve the stock option agreements evidencing such options consistent with the terms of the grant of such options and this Plan, which stock option agreements need not be identical, even when made simultaneously, and to issue shares of Series B Common Stock upon exercise of such options as provided in this Plan and the stock option agreements. In addition, the Board shall have authority, subject to the express provisions of this Plan, to construe the respective stock option agreements and this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations in the judgment of the Board necessary or desirable for the administration of this Plan. The Board may correct any defeat or supply any omission or reconcile any inconsistency in this Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under this Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed all references to the Board in this Plan shall mean and relate to such Committee.

        From and after the registration of the Series B Common Stock (or of the Series C Common Stock, par value $0.01 per share, of the Company ("Series C Common Stock") into which the Series B Common Stock shall convert upon the closing of the Company's first underwritten public offering of any series of its Common Stock, par value $0.0 1 per share ("Common Stock"), pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "IPO"))

under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan will be administered either (i) by the Board, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a Committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of this Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), as such term is interpreted from time to time.

          (c)    Applicability of Rule 16b-3.    Those provisions of this Plan which make express reference to Rule 16b-3 shall apply only to persons that are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person"). Furthermore, until and after such time as the Series B Common Stock (or the Series C Common Stock into which the Series B Common Stock shall convert upon the closing of the IPO) is registered under Section 12 of the Exchange Act, references herein to Rule 16b-3 shall be of no force or effect.

        3.    Eligibility.

        Options may be granted to persons specified by the Board, in its sole discretion, who are, at the time of grant, directors, officers or employees of the Company; provided, however, that Incentive Stock Options may be granted only to employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board shall so determine.

        4.    Stock Subject to Plan.

        The stock subject to this Plan shall be the Series B Common Stock presently authorized but unissued or subsequently acquired by the Company; provided, however, that upon the closing of the IPO the stock subject to this Plan shall be the Series C Common Stock and all references herein to the Series B Common Stock shall be deemed references to the Series C Common Stock. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Series B Common Stock which may be issued and sold under this Plan is 313,192 shares. If an option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under this Plan.

        5.    Forms of Stock Option Agreements.

        Options granted under this Plan shall be evidenced by written stock option agreements in such form or forms not inconsistent with this Plan as may be approved by the Board from time to time, which stock option agreements shall contain such terms, conditions, limitations, restrictions and other provisions as the Board shall deem advisable and which are not inconsistent with this Plan. Such stock option agreements may differ among recipients, even when made simultaneously. The provisions of Sections 13, 14, 15, 16, 17, 18, 19 and 20 of this Plan shall be included in such stock option agreements or incorporated therein by reference. The grant of an option pursuant to this Plan shall be conditional on the execution of the applicable stock option agreement by the recipient of such grant.

        6.    Purchase Price.

          (a)    General.    The purchase price per share of Series B Common Stock deliverable upon the exercise of an option shall be determined by the Board and set forth in the applicable stock option agreement; provided, however, that the purchase price per share of Series B Common Stock shall not be less than (i) in the case of an Incentive Stock Option (other than Incentive Stock Options described in Section 11(b) hereof), 100% of the fair market value of a share of Series B Common Stock, as determined by the Board, at the time of grant of such option (without regard to any restriction other than a restriction which, by its terms, will never lapse), and (ii) in the case of Incentive Stock Options described in Section 11(b) hereof, 110% of such fair market value, as so determined.

          (b)    Payment of Purchase Price.    Options granted under this Plan may provide for the payment of the exercise price by delivery of cash or a certified check to the order of the Company in an amount equal to the aggregate exercise price of such options, or, to the extent provided in the applicable stock option agreement, (i) by delivery to the Company of shares of any series of Common Stock already owned by the optionee having a fair market value equal in amount to the aggregate exercise price of the options being exercised, (ii) by any other means (including, but not limited to, (A) by delivery of a promissory note of the optionee payable on such terms as are specified by the Board or (B) by cancellation of outstanding options of the optionee or withholding shares of Common Stork issuable to the optionee upon the exercise of such option upon terms set by the Board, which the Board determines are consistent with the purpose of this Plan and with applicable laws and regulations (including, but not limited to, the provisions of Rule 16b-3) or (iii) by any combination of such methods of payment. The fair market value of any shares of any series of Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board.

        7.    Option Period.

        Each option and all rights with respect thereto shall expire on such date as shall be set forth in the applicable stock option agreement, except that (a) in the case of an Incentive Stock Option (other than an Incentive Stock Option described in Section 11(b) hereof), such date shall not be later than ten years after the date on which such option is granted, (b) in the case of an Incentive Stock Option described in Section 11(b) hereof, such date shall not be later than five years after the date on which such option is granted, and (c) in all cases, options may be subject to earlier termination as provided in this Plan or in the applicable stock option agreement.

        8.    Exercise of Options.

        Each option granted under this Plan shall become exercisable either in full or in installments at such time or times and during such period as shall be set forth in the stock option agreement evidencing such option, subject to the provisions of this Plan.

        9.    Nontransferability of Options.

        Options granted under this Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise), other than (a) by will, or (b) by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such option or of any right or privilege conferred thereby, contrary to this Plan, or the sale or levy or similar process upon the rights and privileges conferred thereby, shall be void.

        10.    Effect of Termination of Employment or Other Relationship.

        Except as provided in Section 11 hereof with respect to Incentive Stock Options, and subject to the provisions of this Plan, the Board shall determine the period of time, if any, during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the stock option agreement evidencing such option.

        11.    Incentive Stock Options.

        Options granted under this Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          (a)    Express Designation.    All Incentive Stock Options granted under this Plan shall, at the time of grant, be specifically designated as such in the stock option agreement covering such Incentive Stock Options.

          (b)    10% Shareholder.    If any employee to whom an Incentive Stock Option is to be granted under this Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes or series of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i)    The purchase price per share of the Series B Common Stock subject to such incentive Stock Option shall not be less than 110% of the fair market value of a share of Series B Common Stock at the time of grant; and

            (ii)  the option exercise period shall not exceed five years from the date of grant.

          (c)    Dollar Limitation.    For so long as the Code shall so provide, options granted to any employee under this Plan (and any other incentive stock option plans of the Company) which are otherwise designated as Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any calendar year for shares of Series B Common Stock or of any other class of stock of the Company with an aggregate fair market value (determined as of the respective date or dates of grant) in excess of $100,000.

          (d)    Termination of Employment, Death or Disability.    No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, in the employment of the Company, except that:

            (i)    an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, however, that the stock option agreement with respect to such option may designate a longer exercise period and if such option is exercised after such three-month period the exercise of such option shall be treated as the exercise of a non-statutory option under this Plan;

            (ii)  if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified In the applicable stock option agreement); and

            (iii)  if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable stock option agreement).

For purposes of this Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

        12.    Additional Provisions.

          (a)    Additional Option Provisions.    The Board may, in its sole discretion, include additional provisions in stock option agreements covering options granted under this Plan and shares of Series B Common Stock issued upon exercise of such options, including, but not limited to, (i) restrictions on transfer and disposition, (ii) the grant of registration rights, (iii) repurchase rights, (iv) commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, (v) restrictions on voting, and (vi) any additional conditions to the issuance of shares of Series B Common Stock upon the exercise of options, including, without limitation, the execution of one or more shareholders agreements; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of this Plan and such additional provisions shall not cause any Incentive Stock Option granted under this Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          (b)    Acceleration, Extension and Other Matters.    The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with (A) Section 422 of the Code and (B) Rule 16b-3.

        13.    General Restrictions.

          (a)    Investment Representations.    The Board may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in form and substance satisfactory to the Board in its sole discretion to the effect that such person is acquiring the Series B Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Board deems necessary or appropriate in its sole discretion in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

          (b)    Compliance With Securities Laws.    Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that (i) the listing registration or qualification of the shares subject to such option upon any securities exchange or under any federal, state or foreign law, (ii) the consent or approval of any governmental or regulatory body, or (iii) the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such condition, shall have been effected or obtained on conditions acceptable to the Board in its sole discretion. Nothing contained herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, or approval, to make such disclosure or to satisfy such condition.

        14.    Rights as a Shareholder.

        The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, but not limited to, any rights to receive dividends or distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued.

        15.    Adjustment Provisions for Recapitalizations and Related Transactions.

          (a)    General.    If, as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction or the consummation of the IPO, (i) the outstanding shares of Series B Common Stock are increased, decreased, exchanged for or converted into a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Series B Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under this Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under this Plan, and (z) the price for each share subject to any then outstanding options under this Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause this Plan to fail to comply with (A) Section 422 of the Code and (B) Rule 16b-3.

          (b)    Board Authority to Make Adjustments.    Any adjustments under this Section 15 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

        16.    Certain Mergers, Consolidations and Other Regorganization.

          (a)    General.    In the event of a consolidation or merger in which outstanding shares of Series B Common Stock are exchanged for securities, cash or other property of any other corporation or entity or in the event of the sale of all or substantially all of the assets of the Company or in the event of a liquidation of the Company or in the event of any sale or series of sales of shares of the Company's capital stock by the holders thereof which results in any person or entity or group of affiliated persons or entities (other than the owners of the Company's capital stock prior to such sale or sales) owning capital stock of the Company possessing the voting power (under ordinary circumstances to elect a majority of the Board, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its sole discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation or entity (or an affiliate thereof), provided, however, that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that (A) all exercisable but unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice and prior to the consummation of such event or transaction and (B) all unexercisable options will terminate upon consummation of such event or transaction, (iii) in the event of a merger or consolidation under the terms of which holders of the Series B Common Stock of the Company will receive upon consummation thereof a payment for each sham surrendered in the merger or consolidation (the "Merger Price"), make or provide for a payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Series B Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options, in exchange for the termination of such options, (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event or transaction and shall cease to be exercisable at any time after such event or transaction, or (v) take any other action with respect to outstanding options that is not prohibited by (A) any other term or condition of this Plan, (B) such terms and provisions of the Exchange Act (and the rules promulgated thereunder) that bear upon this Plan or the options authorized or granted under it and (C) in the case of Incentive Stock Options, such terms and provisions of the Code (and the rules promulgated thereunder) that apply to such Incentive Stock Options.

          (b)    Substitute Options.    The Company may grant options under this Plan in substitution for options held by employees of another corporation who become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in its sole discretion in the circumstances consistent with the provisions of this Plan.

        17.    No Special Employment or Relationship Rights.

        Nothing contained in this Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by or relationship with the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company at any time to terminate such employment or relationship or to increase or decrease the compensation of the optionee.

        18.    Other Employee Benefits.

        Except as to plans which by their express terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, but not limited to, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

        19.    Amendment of this Plan.

        (a)  The Board may at any time, and from time to time, modify or amend this Plan in any respect, except that, if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or Rule 16b-3, such modification or amendment shall not become effective until such approval is obtained.

        (b)  Except as provided in the last sentence of this Section 19(b), the termination or any modification or amendment of this Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee, however, the Board may amend outstanding stock option agreements between the Company and such optionee in a manner not inconsistent with this Plan. In addition, the Board shall in any event have the right to amend or modify (i) the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (ii) the terms and provisions of this Plan and of any outstanding option to the extent necessary to ensure the qualification of this Plan under Rule 16b-3.

        20.    Witholding.

        (a)  The Company stall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under this Plan. Subject to the prior approval of the Board, which may be withheld by the Board in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Series B Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Series B Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such witholding obligation shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election described above under his or her stock option agreement with the Company, consistent with the terms of this Section 20(a), may only satisfy his or her withholding obligation with shares of Series B Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (b)  Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

        21.    Cancellation and New Grant of Options.

        In addition to, and not in limitation of, the provisions contained in Sections 15 and 16 hereof, the Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees and consistent with the Plan, (a) the cancellation of any or all outstanding options under this Plan and the grant in substitution therefore of new options under this Plan covering the same or different numbers of shares of Series B Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (b) the amendment of the terms of any and all outstanding options under this Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

        22.    Effective Date and Termination of this Plan.

          (a)    Effective Date.    This Plan shall become effective upon adoption by the Board. Options may be granted under this Plan at any time after the effective date and before the date fixed for termination of this Plan.

          (b)    Termination.    Unless sooner terminated in accordance with Section 16 hereof, this Plan shall terminate upon the tenth anniversary of the date of its adoption by the Board. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the stock option agreement applicable to such options.

AMENDMENT NO. 1

TO

COLLEGIS, INC. 1996 STOCK OPTION PLAN

         Adopted by the Board of Directors on November 13, 1996

1.
Section 1 of the COLLEGIS, Inc. 1996 Stock Option Plan be, and hereby is, amended by deleting the phrase "directors, officers and employees" in each instance in which it is used therein and replacing it in each such instance with the phrase "directors, officers, employees and consultants".

2.
The first sentence of Section 3 of the COLLEGIS, Inc. 199G Stock Option Plan be, and hereby is, amended and restated to read in its entirety as follows:

    "Options may be granted to persons specified by the Board, in its sole discretion, who are, at the time of grant, directors, officers, employees or consultants of the Company."

3.
The second sentence of Section 4 of the COLLEGIS, Inc. 1996 Stock Option Plan be, and hereby is, amended and restated to read in its entirety as follows;

    "Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Series B Common Stock that may be issued and sold under this Plan is 1,692,336."

EXHIBIT B

COLLEGIS, Inc.
Incentive Option Program #1

1.
Options will be granted to a specified individual as earned pursuant to this program. Options will be allocated over a three-year period beginning with the year ending December 31, 1997 and ending with the year ending December 31, 1999. The maximum number of options allocated in any one year is 1/3 of the total options reserved under this program.

Year Earned	% Allocated of Total Reservation
1997	33%
1998	33%
1999	34%

100%

  The date of grant of options (if any are earned) will be December 31 of the year for which the options are earned, i.e., options earned for December 31, 1997 will have a date of grant of December 31, 1997.

2.
Options earned will vest ratably over a four-year period beginning with the date of grant as follows:

	Vesting
	December 31,
Date of Grant December 31,
	1997	1998	1999	2000	2001	2002
1997	25%	25%	25%	25%
1998		25%	25%	25%	25%
1999			25%	25%	25%	25%
3.
Exercise of options will not be required until seven years from the date of grant.

4.
No options will be earned for any year in which the current fiscal year's net revenues (excluding revenues from acquisitions) are less than 35% greater than the prior fiscal year. When the growth rate equals 35%, then 75% of the annual allocation will be earned. For each additional percentage point by which the growth rate exceeds 35%, an additional 2.5% of the annual allocation will be earned until 100% of the annual allocation is earned. The earned options cannot exceed 100% of the annual allocation.

Table of Earned Options

Growth Rate	% of Year's Allocation Earned
<35%	0
35%	75.0
40%	87.5
45%	100.0

  Notwithstanding the above, no options will be earned by any participant who, in the opinion of the CEO and the Board of Directors did not perform his/her duties in a satisfactory manner during the year. Any unearned options for any year will not be reallocated under this program.

5.
If a Fundamental Change occurs, then any remaining unearned options shall be deemed to be earned and vested. "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of COLLEGIS, Inc. on a consolidated basis in any transaction or series of related transactions (other than sales in the ordinary course of business), or (b) any merger, consolidation or reorganization to which COLLEGIS, Inc. is a party, except for a merger, consolidation or reorganization in which, after giving effect to such merger, consolidation or reorganization, the holders of COLLEGIS, Inc. outstanding capital stock (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own immediately following the merger, consolidation or reorganization the outstanding capital stock (on a fully diluted basis) of the surviving or resulting corporation or entity having the voting power (under ordinary circumstances) to elect a majority of the board of directors or the surviving or resulting corporation or entity,

6.
The computation of the rate of growth for net revenues will be made using audited net revenues computed consistently with prior years' net revenues.

7.
If an employee's employment is terminated for any reason prior to December 31 of any year, he or she will forfeit all rights to options for the year in which the termination occurs and thereafter.

8.
The exercise price per share for the options granted under the program options will be $1.125 per share.

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  Exhibit 10.1